UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2022

Duck Creek Technologies, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-39449	84-3723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Rd., Floor 10	Boston	Massachusetts	02210
(Street Address)	(City)	(State)	(Zip Code)

Registrant’s telephone number, including area code (949) 214-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	DCT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Matthew Foster

On February 1, 2022, Matthew Foster, the Chief Operating Officer of Duck Creek Technologies, Inc. (the “Company”), notified the Company of his intent to resign, effective March 3, 2022. Mr. Foster’s resignation is voluntary and is not the result of any disagreement with the Company.

Appointment of Eugene Van Biert, Jr. as Chief Operating Officer

The Company’s Board of Directors will appoint Eugene Van Biert, Jr. as the Company’s Chief Operating Officer, effective March 3, 2022. Mr. Van Biert will step down from his role as the Company’s Chief Revenue Officer. The Company has initiated a review of candidates to replace Mr. Van Biert as Chief Revenue Officer.

Mr. Van Biert’s annual base salary will be $420,000 and he will be eligible to earn a target annual cash bonus opportunity equal to 60% of his base salary. Mr. Van Biert has entered into our standard form indemnification agreement for executive officers, the form of which is filed with the Securities and Exchange Commission as Exhibit 10.9 to our registration statement on Form S-1 dated July 23, 2020.

Vincent Chippari Update

On February 1, 2022, Vincent Chippari, the Company’s Chief Financial Officer, notified the Company that he will extend the date of his retirement while the search for a successor candidate continues.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCK CREEK TECHNOLOGIES, INC.

By:	/s/ Vincent Chippari
	Name:	Vincent Chippari
	Title:	Chief Financial Officer

Date: February 7, 2022